Exhibit 99.1

FiscalNote Reports First Quarter 2026 Financial Results

Total Revenue and Adjusted EBITDA In-Line with Guidance; Reaffirms FY26 Guidance and Establishes Q2 2026 Forecast

Reaffirms Expectation of Next-Twelve Months’ Positive Free Cash Flow Generation

for Q2 2026 Through Q1 2027 and Beyond

New Product Initiatives Take Advantage of Large Growth Opportunities in Agentic AI-Driven Data Consumption and Political Prediction Markets

Board of Directors Continues to Review All Strategic Options Available to the Company to Maximize Shareholder Value

Company To Host Conference Call Today at 5:00 PM ET

WASHINGTON, D. C. – May 7, 2026 – FiscalNote Holdings, Inc. (OTC: NOTE) (“FiscalNote” or the “Company”), a global leader in AI-driven policy and regulatory intelligence, today reported financial results for the first quarter ended March 31, 2026.

The Company reported Q1 2026 revenues of $20.0 million and Adjusted EBITDA(1) of $1.0 million, both meeting guidance. Customer engagement and retention metrics for PolicyNote continue to exceed the Company’s legacy platforms, reflecting PolicyNote’s growing value to its user base. Additionally, the Company has experienced strong demand for, and encouraging early traction in, its agentic API product offerings, including initial enterprise customer wins and a growing global pipeline.

The Company continues to execute on its previously-announced plan to significantly accelerate its ongoing operational transformation through rapid AI deployment, changes to team structures, insourcing third party spend and other streamlining initiatives. Through these initiatives, the Company expects to generate positive free cash flow on a next-twelve-month basis for the four quarters commencing April 1, 2026 and beyond, after adjusting for one-time restructuring charges. This reflects an ongoing improvement in the Company’s underlying business fundamentals that is expected to carry forward in each successive twelve-month period going forward.

Commenting on the quarterly results, Josh Resnik, CEO and President of FiscalNote, said, “Our operational transformation is expected to deliver positive free cash flow on an ongoing basis, PolicyNote is gaining strong traction with our customer base, and we are executing on compelling new growth initiatives. The early enterprise wins in our agentic API and our entry into political prediction markets reinforce what makes FiscalNote distinctive: unmatched depth and authority in policy intelligence that keeps proving its value across our core platform, across new markets, and across the agentic AI ecosystem that is reshaping how the world consumes data."

First Quarter 2026 Financial Highlights(2)

	(Unaudited)
	Three Months Ended March 31,
($ in millions)	2026	2025	% Change
Total Revenues	$20.0	$27.5	(27)%
Subscription Revenue as % of Total Revenues	95%	92%	300	bps
Gross Profit	$15.9	$20.5	(23)%
Gross Margin	79%	75%	400	bps
Adjusted Gross Profit (1)	$17.5	$24.1	(27)%
Adjusted Gross Margin (1)	87%	87%	-	bps
Net Loss	$(43.6)	$(4.3)	*
Adjusted EBITDA (1)	$1.0	$2.8	*
Adjusted EBITDA Margin (1)	5%	10%	(500)	bps
Cash and Cash Equivalents	$26.5	$46.9
bps - Basis Points
* - percentage change is greater than +/- 100%

Note: All amounts for the three months ended March 31, 2025 include contributions from: (i) TimeBase, divested on July 1, 2025; and (ii) Oxford Analytica and Dragonfly Intelligence, both divested on March 31, 2025.

First Quarter 2026 and Recent Operational Highlights

•
Announced in January the complete migration of all customers from the legacy FiscalNote product to PolicyNote, the Company's flagship, AI-native platform.
•
Announced in February the Company’s strategic expansion into political prediction markets, where the Company’s combination of data and expert analysis provides a unique opportunity to play a defining role at the intersection of policy intelligence and outcome-based forecasting.
•
Launched in March the expanded PolicyNote API with native support for the Model Context Protocol (MCP), enabling organizations to embed FiscalNote's authoritative legislative, regulatory, and stakeholder intelligence — spanning Congress, all 50 states, and more than 100 countries — directly into internal systems, AI agents, and enterprise workflows.
•
Announced in March an organizational transformation that will reduce operating expenses significantly, as a result of which FiscalNote expects to generate positive Free Cash Flow on a NTM basis beginning on April 1, 2026, excluding one-time restructuring costs.
•
Launched in March the PolicyNote MCP in the OpenAI App Store, significantly expanding access for hundreds of millions of developers, analysts, and policy professionals to our structured legislative and regulatory intelligence.
•
Entered into a strategic partnership with Good Wolf Studios in March to advance development and monetization of political prediction-related content and interactive experiences.
•
Entered into a strategic alliance with D&A LLC in March to expand access to our U.S. policy intelligence across Asian markets.
•
Launched in April an expansion of the PolicyNote API to add district matching capability to power organizations’ grassroots advocacy efforts, enabling real-time civic engagement at scale through instant access to federal, state, and local legislative district data.

First Quarter 2026 Financial Performance

Revenue(2)

	(Unaudited)
	Three Months Ended March 31,
($ in millions)	2026	2025	% Change
Subscription revenue	$19.0	$25.2	(25)%
Advisory, advertising, and other revenue	1.0	2.3	(57)%
Total revenues	$20.0	$27.5	(27)%

For Q1 2026, subscription revenue declined $6.2 million, or 24%, versus prior year. On a pro forma basis(5), excluding the impact of Oxford Analytica and Dragonfly Intelligence businesses that were sold on March 31, 2025 and TimeBase that was sold on July 1, 2025, Q1 2026 subscription revenue declined $2.4 million, or 11%, reflecting the trends in ARR and NRR discussed under “Key Performance Indicators (KPIs)” below.

For Q1 2026, non-subscription revenue declined $1.3 million, or 57%, versus prior year. On a pro forma basis(5), excluding the impact of Oxford Analytica and Dragonfly Intelligence that was sold on March 31, 2025 and TimeBase that was sold on July 1, 2025, Q1 2026 non-subscription revenue declined $0.6 million, or 39%.

Key Performance Indicators (KPIs)(2)(3)(5)

	As of March 31,
($ in millions)	2026	2025	% Change
Annual Recurring Revenue (ARR)	$75.7	$87.7	(14)%
Pro Forma ARR(3)(5)	$75.7	$86.5	(12)%

As of March 31, 2026, ARR declined $12.0 million, or approximately 14%, on an as reported basis(2), and ARR declined $10.8 million, or approximately 12% on a pro forma basis.(5) Q1 2026 NRR was 89% on a pro forma basis.(5)

As was expected and previously disclosed, Q1 2026 ARR and NRR were impacted by the cancellation of a small number of large enterprise customers who did not migrate to PolicyNote prior to their departure, and as a result did not have the opportunity to evaluate the capabilities of the new platform. Additionally, broader macroeconomic and geopolitical pressures continued to weigh on client budgeting decisions across portions of the customer base, contributing to elongated sales cycles and heightened scrutiny of discretionary technology spending. All of these factors contributed to higher-than-normal cancellations in Q1 2026.

Operating Expenses(2)

	(Unaudited)
	Three Months Ended March 31,
($ in millions)	2026	2025	% Change
Cost of revenues, including amortization	$4.2	$7.0	(41)%
Research and development	2.0	3.1	(34)%
Sales and marketing	5.7	7.8	(26)%
Editorial	3.6	4.8	(25)%
General and administrative	9.5	16.3	(42)%
Amortization of intangible assets	1.9	2.3	(19)%
Goodwill impairment	35.6	-	*
Total operating expenses	$62.5	$41.3	52%
* - percentage change is greater than +/- 100%

In Q1 2026, total operating expenses increased $21.2 million, or 52%, versus prior year, due primarily to the non-cash goodwill impairment charge recorded in the first quarter of 2026 partially offset by the impact of the previously announced divestitures, ongoing efficiency measures and operating discipline initiatives, and the elimination of costs associated with sunset products.

Excluding amortization expense, stock-based compensation, the impact of the previously announced divestitures, transaction-related costs, severance, goodwill impairment, and other non-cash charges, Q1 2026 total operating expenses declined $2.3 million, or 11%.

2026 Financial Guidance

The Company's financial forecast for 2026 incorporates the following considerations:

•
Our previously-announced workforce transformation initiative leveraging AI automation, offshoring and other organizational streamlining to drive significant cost savings and accelerate the Company’s path to positive Free Cash Flow(1)(4) on a trailing 12-month basis by Q1 2027;
•
continued investment in PolicyNote to broaden platform capabilities, enhance functionality, and expand content offered within the platform in order to drive improved customer retention metrics in the core business;
•
continued volatility in the private sector, where macroeconomic and geopolitical unpredictability is likely to impact corporate buying decisions and timelines over the course of the year;
•
continued impact in the public sector - particularly in the federal government;
•
known, higher-than-normal cancellations in Q1 2026 resulting from factors including economic headwinds, budget constraints, prior customer experience on legacy systems, and ongoing platform refinement; and
•
management’s expectations based on the most recent information available, subject to adjustment due to changes in business conditions across the year ending December 31, 2026.

Full Year 2026

The Company reaffirms its full year 2026 forecast of total revenues of $80 to $83 million and adjusted EBITDA(4) of $14 to $16 million.

2Q 2026

The Company forecasts Q2 2026 revenue of $19.5 to $20.5 million and Adjusted EBITDA(4) of approximately $2.5 million. While not providing specific second-half guidance, the Company expects restructuring actions taken in the first half to fully benefit results in the back half, driving a meaningful EBITDA ramp and supporting full-year expectations.

Commenting on the forecast, Jon Slabaugh, FiscalNote CFO, said, “Our outlook reflects a clear inflection point: By executing on our workforce transformation plan, we expect the business to generate positive free cash flow(1)(4) on an NTM basis starting April 1, 2026. This is not a one-time milestone, but a durable shift in our financial profile that we believe will extend well into the future.”

Company Listing and Strategic Review

The Company’s Board of Directors along with its advisors are exploring a re-listing of the Company’s stock on a national securities exchange and continue to review the Company’s ongoing plans and evaluate all strategic value-maximizing options available to the Company, including evaluation of potential further divestitures of non-core assets. There can be no assurance that the strategic review will result in any transaction or other outcome. The Company has not set a timetable for completion of the review and does not intend to disclose developments or provide updates on the progress or status of the review unless and/or until it deems further disclosure is appropriate or required.

Conference Call and Webcast

Company management will host a conference call at 5:00 p.m. ET today, Thursday, May 7, 2026, to discuss these financial results.

LIVE

•
By phone
•
Dial for the U.S. or Canada 1 (800) 715-9871 or for International 1 (646) 307-1963 and enter the conference ID 7871199.
•
By webcast
•
Visit the Investor Relations section of the Company's website.

REPLAY

•
By phone (available through Thursday, May 14, 2026)
•
Dial for the U.S. or Canada 1 (800) 770-2030 or for International 1 (609) 800-9909 and enter the conference ID 7871199.
•
By webcast
•
Visit the Investor Relations section of the Company's website.

Footnotes

(1)
Non-GAAP measure. See “Non-GAAP Financial Measures” and the reconciliation tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(2)
All financial information incorporated within this press release is unaudited.
(3)
“Annual Recurring Revenue” and “Net Revenue Retention” are key performance indicators (KPIs). See “Key Performance Indicators” for the definitions and important disclosures related to these measures.
(4)
Because of the variability of items impacting net income and the unpredictability of future events, management is unable to reconcile without unreasonable effort the Company's forecasted Adjusted EBITDA or Free Cash Flow to a comparable GAAP measure. The unavailable information could have a significant impact on the non-GAAP measures.
(5)
Pro forma subscription revenue, ARR and NRR adjusts the applicable prior period to exclude the contributions of TimeBase, Oxford Analytica, and Dragonfly Intelligence which the Company has divested, to the extent those businesses contributed to consolidated results in such prior period.

About FiscalNote

FiscalNote (OTC: NOTE), the global leader in AI-driven policy intelligence, delivers its deep expertise in legislative tracking, regulatory analysis, and stakeholder engagement through PolicyNote, its flagship platform. Built to ensure the most complete, real-time view of the policy landscape, PolicyNote delivers synthesized, expert-driven analysis integrated with AI-powered monitoring, fueled by the trusted analysis and reporting of CQ and Roll Call, and the grassroots mobilization power of VoterVoice. From the committee room to the board room, FiscalNote’s PolicyNote Suite ensures every user has the unmatched clarity and speed needed to understand and impact policy.

Safe Harbor Statement

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. For example, statements regarding FiscalNote’s financial outlook for future periods, expectations regarding profitability, capital resources and anticipated growth in the industry in which FiscalNote operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.

Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Factors that may impact such forward-looking statements include:

•
risk of our creditors enforcing their respective rights to call an event of default based on our Class A Common Stock no longer being listed on NYSE;
•
FiscalNote’s ability to successfully execute on its strategy to achieve and sustain organic growth through a focus on its core Policy business, including risks to FiscalNote’s ability to develop, enhance, and integrate its existing platforms, products, and services, bring highly useful, reliable, secure and innovative products, product features and services to market, attract new customers, retain existing customers, expand its products and service offerings with existing customers, expand into geographic markets or identify other opportunities for growth;
•
FiscalNote's ability to successfully launch new product and service offerings (e.g. relating to political and policy prediction markets or agentic APIs) or to achieve the expected benefits of such offerings, including new sources of revenue;
•
FiscalNote's future capital requirements, as well as its ability to service its repayment obligations and maintain compliance with covenants and restrictions under its existing debt agreements;
•
the delisting of our Class A Common Stock from NYSE could trigger an event of default with respect to our indebtedness;
•
demand for FiscalNote's services and the drivers of that demand;
•
the impact of cost reduction initiatives undertaken by FiscalNote;
•
risks associated with past and future strategic transactions, including restructuring, divesting or selling our businesses, products or technologies;
•
risks associated with international operations, including compliance complexity and costs, increased exposure to fluctuations in currency exchange rates, political, social and economic instability, and supply chain disruptions;
•
FiscalNote's ability to introduce new features, integrations, capabilities and enhancements to its products and services, as well as obtain and maintain accurate, comprehensive and reliable data to support its products, and services;
•
FiscalNote's reliance on third-party systems and data, its ability to integrate such systems and data with its solutions and its potential inability to continue to support integration;
•
FiscalNote’s ability to maintain and improve its methods and technologies, and anticipate new methods or technologies, for data collection, organization, and analysis to support its products and services;
•
potential technical disruptions, cyberattacks, security, privacy or data breaches or other technical or security incidents that affect FiscalNote's networks or systems or those of its service providers;
•
competition and competitive pressures in the markets in which FiscalNote operates, including larger well-funded companies shifting their existing business models to become more competitive with FiscalNote;
•
the risk that general purpose generative AI platforms and agentic AI tools will directly compete with and reduce demand for custom-built SaaS tools and subscription products;
•
the risk that a future U.S. government shutdown could negatively affect FiscalNote's ability to enter into or renew public sector subscription contracts and generate advertising and events revenue as anticipated;
•
concentration of revenues from U.S. government agencies, changes in the U.S. government spending priorities, dependence on winning or renewing U.S. government contracts, delay, disruption or unavailability of funding on U.S. government contracts, and the U.S. government's right to modify, delay, curtail or terminate contracts;
•
FiscalNote's ability to comply with laws and regulations in connection with selling products and services to U.S. and foreign governments and other highly regulated industries;
•
FiscalNote's ability to retain or recruit key personnel;
•
FiscalNote's ability to adapt its products and services for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to artificial intelligence, machine learning, data privacy and government contracts;
•
adverse general economic and market conditions reducing spending on our products and services;

•
the outcome of any known and unknown litigation and regulatory proceedings;
•
FiscalNote's ability to maintain public company-quality internal control over financial reporting;
•
FiscalNote's ability to adequately protect and maintain its brands and other intellectual property rights; and
•
the possibility any exploration of strategic alternatives does not result in any transaction or other outcome or that any outcome is disruptive to operations and impacts financial performance.

These and other important factors discussed in FiscalNote’s SEC filings, including its most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FiscalNote Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues:
Subscription	$19,053	$25,232
Non-subscription	972	2,279
Total revenues	20,025	27,511
Operating expenses: (1)
Cost of revenues, including amortization	4,153	6,984
Research and development	2,042	3,103
Sales and marketing	5,719	7,759
Editorial	3,620	4,798
General and administrative	9,504	16,298
Amortization of intangible assets	1,893	2,331
Impairment of goodwill	35,600	-
Total operating expenses	62,531	41,273
Operating loss	(42,506)	(13,762)

Gain on sale of businesses	-	(15,743)
Interest expense, net	3,356	5,127
Loss on debt extinguishment, net	-	1,784
Change in fair value of financial instruments	(1,862)	(671)
Other (income) expense, net	(186)	30
Net loss before income taxes	(43,814)	(4,289)
Benefit from income taxes	(201)	(39)
Net loss	(43,613)	(4,250)
Other comprehensive (loss) income	(79)	301
Total comprehensive loss	$(43,692)	$(3,949)

Net loss used to compute basic and diluted loss per share	$(43,613)	$(4,250)

Loss per share attributable to common shareholders:
Basic and Diluted	$(2.39)	$(0.34)
Weighted average shares used in computing loss per share attributable to common shareholders:
Basic and Diluted	18,245,337	12,607,440

(1) Amounts include stock-based compensation expenses, as follows:
	Three Months Ended March 31,
	2026	2025
Cost of revenues	$39	$15
Research and development	176	326
Sales and marketing	196	85
Editorial	132	66
General and administrative	2,498	2,883

FiscalNote Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except shares, and par value)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$23,835	$24,319
Restricted cash	634	633
Short-term investments	2,004	1,995
Accounts receivable, net	9,326	11,953
Costs capitalized to obtain revenue contracts, net	2,173	2,304
Prepaid expenses	3,041	2,456
Other current assets	2,074	1,890
Total current assets	43,087	45,550

Property and equipment, net	3,988	4,177
Capitalized software costs, net	12,704	12,585
Noncurrent costs capitalized to obtain revenue contracts, net	2,214	2,479
Operating lease assets	13,153	13,646
Goodwill	87,358	122,984
Customer relationships, net	29,474	30,671
Database, net	13,560	14,077
Other intangible assets, net	7,876	8,208
Other non-current assets	23	761
Total assets	$213,437	$255,138

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$111,612	$2,813
Accounts payable and accrued expenses	5,576	7,257
Deferred revenue, current portion	34,381	29,778
Customer deposits	606	1,067
Operating lease liabilities, current portion	3,343	3,320
Other current liabilities	79	191
Total current liabilities	155,597	44,426

Long-term debt, net of current maturities	11,540	125,635
Deferred tax liabilities	262	476
Deferred revenue, net of current portion	343	266
Operating lease liabilities, net of current portion	18,470	19,312
Public and private warrant liabilities	-	477
Other non-current liabilities	2,430	2,595
Total liabilities	188,642	193,187
Commitment and contingencies
Stockholders' equity:
Class A Common stock ($0.0001 par value, 1,700,000,000 authorized, 18,711,237 and 15,557,379 issued and outstanding at March 31, 2026 and December 31, 2025, respectively)	2	2
Class B Common stock ($0.0001 par value, 9,000,000 authorized, 690,909 issued and outstanding at March 31, 2026 and December 31, 2025, respectively)	-	-
Additional paid-in capital	940,441	933,905
Accumulated other comprehensive income	111	190
Accumulated deficit	(915,759)	(872,146)
Total stockholders' equity	24,795	61,951
Total liabilities and stockholders' equity	$213,437	$255,138

FiscalNote Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Operating Activities:
Net loss	$(43,613)	$(4,250)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	238	255
Amortization of intangible assets and capitalized software development costs	3,481	5,863
Amortization of deferred costs to obtain revenue contracts	694	883
Impairment of goodwill	35,600	-
Gain on sale of businesses	-	(15,743)
Non-cash operating lease expense	492	531
Stock-based compensation	3,041	3,375
Bad debt expense	50	153
Unrealized (gain) loss on securities	(2)	52
Change in fair value of financial instruments	(1,862)	(671)
Deferred income tax benefit	(214)	(39)
Paid-in-kind interest, net	276	1,961
Non-cash interest expense	300	1,044
Loss on debt extinguishment, net	-	1,784
Changes in operating assets and liabilities:
Accounts receivable, net	2,588	(112)
Prepaid expenses and other current assets	(44)	(78)
Costs capitalized to obtain revenue contracts, net	(295)	(563)
Other non-current assets	1	31
Accounts payable and accrued expenses	(878)	2,310
Deferred revenue	4,642	8,614
Customer deposits	(461)	(969)
Other current liabilities	(195)	(144)
Lease liabilities	(819)	(808)
Other non-current liabilities	-	(193)
Net cash provided by operating activities	3,020	3,286

Investing Activities:
Capital expenditures	(1,652)	(1,982)
Cash proceeds from the sale of businesses, net	-	40,269
Net cash (used in) provided by investing activities	(1,652)	38,287

Financing Activities:
Principal payments of long-term debt	(1,875)	(27,163)
Payment of deferred financing costs	-	(1,793)
Proceeds from exercise of stock options and employee stock purchase plan purchases	45	148
Net cash used in financing activities	(1,830)	(28,808)

Effects of exchange rates on cash	(21)	153

Net change in cash, cash equivalents, and restricted cash	(483)	12,918
Cash, cash equivalents, and restricted cash, beginning of period	24,952	29,454
Cash, cash equivalents, and restricted cash, end of period	$24,469	$42,372

Supplemental Noncash Investing and Financing Activities:
Issuance of common stock for conversion of debt and interest	$392	$946
Amounts held in holdback/escrow related to the sale of businesses	$738	$400
Property and equipment purchases included in accounts payable	$62	$64

Supplemental Cash Flow Activities:
Cash paid for interest	$2,198	$2,789
Cash paid for taxes	$104	$65

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. Where applicable, we provide reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measure. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure. While we believe that these non-GAAP financial measures provide useful supplemental information, non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We define Adjusted Gross Profit as Total revenues minus cost of revenues, including amortization of capitalized software development costs and acquired developed technology, before amortization of intangible assets that are included in costs of revenues. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by Total Revenues.

We use Adjusted Gross Profit and Adjusted Gross Profit Margin to understand and evaluate our core operating performance and trends. We believe these metrics are useful measures to us and to our investors to assist in evaluating our core operating performance because they provide consistency and direct comparability with our past financial performance and between fiscal periods, as the metrics eliminate the non-cash effects of amortization of intangible assets that may fluctuate for reasons unrelated to overall operating performance.

Adjusted Gross Profit and Adjusted Gross Profit Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. They should not be considered as replacements for gross profit and gross profit margin, as determined by GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. Adjusted Gross Profit and Adjusted Gross Profit Margin as presented herein are not necessarily comparable to similarly titled measures presented by other companies.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to exclude certain non-cash items and other items that management believes are not indicative of ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Total Revenues.

We disclose EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin herein because these non-GAAP measures are key measures used by management to evaluate our business, measure our operating performance and make strategic decisions. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are useful for investors and others in understanding and evaluating our operating results in the same manner as management. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for net income (loss), net income (loss) before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their comparability.

Because of these limitations, you should consider EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

Free Cash Flow

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. Free Cash Flow is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that may be used for strategic opportunities, including, but not limited to, investment in the business and to strengthen the balance sheet.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents our calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin for the periods presented:

	Three Months Ended March 31,
(In thousands)	2026	2025
Total Revenues	$20,025	$27,511
Costs of revenue, including amortization of capitalized software development costs and acquired developed technology	(4,153)	(6,984)
Gross Profit	$15,872	$20,527
Gross Profit Margin	79%	75%
Gross Profit	$15,872	$20,527
Amortization of intangible assets	1,588	3,532
Adjusted Gross Profit	$17,460	$24,059
Adjusted Gross Profit Margin	87%	87%

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

The following table presents our calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the periods presented:

	Three Months Ended March 31,
(In thousands)	2026	2025
Net loss	$(43,613)	$(4,250)
Benefit from income taxes	(201)	(39)
Depreciation and amortization	3,719	6,118
Interest expense, net	3,356	5,127
EBITDA	(36,739)	6,956
Gain on sale of businesses (a)	-	(15,743)
Stock-based compensation	3,041	3,375
Change in fair value of financial instruments (b)	(1,862)	(671)
Other non-cash charges (c)	35,423	2,139
Disposal related costs (d)	218	4,974
Employee severance costs (e)	594	1,344
Non-capitalizable debt costs	298	407
Costs incurred related to the Special Committee	48	-
Adjusted EBITDA	$1,021	$2,781
Adjusted EBITDA Margin	5%	10%

(a)
Reflects the gain on disposal of Dragonfly and Oxford Analytica on March 31, 2025.
(b)
Reflects the non-cash impact from the mark to market adjustments on our financial instruments.
(c)
Reflects the non-cash impact of the following: (i) gain of $177 in the first quarter of 2026 related to foreign currency exchange, (ii) impairment of goodwill of $35,600 in the first quarter of 2026, (iii) charge of $40 in the first quarter of 2025 related to the unrealized loss on investments; (iv) charge of $315 in the first quarter of 2025 for fees satisfied with Common Stock of the Company; and (v) charge of $1,784 from the loss on debt extinguishment.
(d)
Reflects the costs incurred related to the sale of Oxford Analytica and Dragonfly in the first quarter of 2025, principally consisting of transaction advisory, accounting, tax, and legal fees.
(e)
Severance costs associated with workforce changes related to business realignment actions.

Key Performance Indicators

We monitor the following key performance indicators to evaluate growth trends, prepare financial projections, make strategic decisions, and measure the effectiveness of our sales and marketing efforts. Our management team assesses our performance based on these key performance indicators because it believes they reflect the underlying trends of our business and serve as meaningful measures of our ongoing operational performance.

Annual Recurring Revenue (“ARR”)

Over 90% of our revenues are subscription based, which leads to high revenue predictability. We use ARR as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring subscription customer contracts. We calculate ARR on a parent account level by annualizing the contracted subscription revenue, and our total ARR as of the end of a period is the aggregate thereof. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades, or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to timing of the revenue bookings during the period, cancellations, upgrades, or downgrades and pending renewals. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Revenue Retention (“NRR”)

Our NRR, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our NRR for a given period as ARR at the end of the period minus ARR contracted from new clients for which there is no historical revenue booked during the period, divided by the beginning ARR for the period. We calculate NRR at our parent account level. Our calculation of NRR for any fiscal period includes the positive recurring revenue impacts of selling additional licenses and services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our NRR may fluctuate as a result of a number of factors, including the level of our revenue base, the level of penetration within our customer base, expansion of products and features, the timing of renewals, and our ability to retain our customers. Our calculation of NRR may differ from similarly titled metrics presented by other companies.

Contacts

Media

Yojin Yoon

FiscalNote

press@fiscalnote.com

Investor Relations

Jon Slabaugh

FiscalNote

ir@fiscalnote.com

Source: FiscalNote